Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (the “Report”) of VS Trust (the “Registrant”) and each of its Funds, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Stuart Barton, the Principal Financial and Accounting Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(3)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(4)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 16, 2022	By:	/s/ Stuart Barton
	Name:	Stuart Barton
	Title:	Principal Financial and Accounting Officer
VS Trust